February 26, 2008


Total Return U.S. Treasury Fund, Inc.
40 West 57th Street, 18th Floor
New York, New York 10019


      Re:   Total Return U.S. Treasury Fund, Inc.
            Post-Effective Amendment No. 27
            FILE NO. 333-12179;  ICA NO. 811-05040

Gentlemen:

      We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 27 to Registration Statement No. 333-12179 on Form N-1A.

                                 Very truly yours,



                                 /s/ Kramer Levin Naftalis & Frankel LLP